Exhibit 21

SUBSIDIARIES OF HARTE-HANKS, INC.

As of December 31, 2006

Name of Entity	Jurisdiction of Organization	% Owned
Aberdeen Group, Inc.	Massachusetts	100%
Avellino Technologies, Inc.	Delaware	100%(8)
The Flyer Publishing Corporation	Florida	100%
Global Address Inc.	Utah	100%(15)
Global Address Ltd	United Kingdom	100%(15)
Harte-Hanks CRM Services Belgium NV	Belgium	100%(2)
Harte-Hanks Data Services LLC	Maryland	100%
Harte-Hanks Data Technologies, Inc.	Delaware	100%
Harte-Hanks Direct, Inc.	New York	100%(11)
Harte-Hanks Direct Marketing/Baltimore, Inc.	Maryland	100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.	Ohio	100%
Harte-Hanks Direct Marketing/Dallas, L.P.	Delaware	100%(6)
Harte-Hanks Direct Marketing/Fullerton, Inc.	California	100%
Harte-Hanks Direct Marketing/Jacksonville, LLC	Delaware	100%(9)
Harte-Hanks Direct Marketing/Kansas City, LLC	Delaware	100%(1)
Harte-Hanks do Brazil Consultoria e Servicos Ltda.	Brazil	100%(5)
Harte-Hanks Limited	England	100%(3)
Harte-Hanks Market Intelligence, Inc.	California	100%
Harte-Hanks Market Intelligence Espana LLC	Colorado	100%
Harte-Hanks Market Intelligence Europe B.V.	Netherlands	100%
Harte-Hanks Market Intelligence GmbH	Germany	100%(4)
Harte-Hanks Market Intelligence Limited	Ireland	100%(4)
Harte-Hanks Market Intelligence SAS	France	100%(4)
Harte-Hanks Market Research, Inc.	New Jersey	100%
Harte-Hanks Philippines, Inc.	Philippines	100%
Harte-Hanks Postfuture, LP	Delaware	100%(14)
Harte-Hanks Postfuture Management, LLC	Delaware	100%(13)
Harte-Hanks Print, Inc.	New Jersey	100%
Harte-Hanks Pty. Limited	Australia	100%(3)
Harte-Hanks Response Management/Austin L.P.	Delaware	100%(6)
Harte-Hanks Response Management/Boston, Inc.	Massachusetts	100%
Harte-Hanks Shoppers, Inc.	California	100%
Harte-Hanks SRL	Romania	100%(10)
Harte-Hanks Stock Plan, Inc.	Delaware	100%
Harte-Hanks STS, Inc.	Delaware	100%
Harte-Hanks Tampa Flyer, Inc.	Delaware	100%
Harte-Hanks Teleservices, LLC	Delaware	100%(7)
Harte-Hanks Trillium Software Germany GmbH	Germany	100%(12)
Harte-Hanks Trillium UK Limited	United Kingdom	100%(10)
Harte-Hanks UK Limited	United Kingdom	100%
HTS, Inc.	Connecticut	100%
NSO, Inc.	Ohio	100%
ODM Holdings Ltd	United Kingdom	100%(10)
Optima Global Data Services Limited	United Kingdom	100%(15)
Sales Support Services, Inc.	New Jersey	100%
Southern Comprint Co.	California	100%

(1)	Owned by Sales Support Services, Inc.
(2)	99.84% Owned by Harte-Hanks, Inc., 0.16% Owned by Harte-Hanks Direct, Inc.
(3)	Owned by Harte-Hanks Data Technologies, Inc.
(4)	Owned by Harte-Hanks Market Intelligence Europe B.V.
(5)	99.998% Owned by Harte-Hanks Data Technologies, Inc., .002% Owned by Harte-Hanks Stock Plan, Inc.
(6)	99% Owned by Harte-Hanks Stock Plan, Inc., 1% Owned by Harte-Hanks Direct, Inc.
(7)	Owned by Harte-Hanks Direct, Inc.
(8)	Owned by Harte-Hanks Trillium UK Limited
(9)	Owned by Harte-Hanks Direct Marketing/Cincinnati, Inc.
(10)	Owned by Harte-Hanks UK Limited
(11)	Owned by Harte-Hanks Print, Inc.
(12)	Owned by Harte-Hanks Market Intelligence GmbH
(13)	Owned by Harte-Hanks Stock Plan, Inc.
(14)	99% Owned by Harte-Hanks Stock Plan, Inc., 1% Owned by Harte-Hanks Postfuture Management, LLC
(15)	Owned by ODM Holdings Ltd